EXHIBIT 32.1

CERTIFICATION REQUIRED BY RULE 13a-14(b) OR RULE 15d-14(b) AND

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

I, J. Jay Jaski, Chairman and Chief Executive Officer of Pure Nickel Inc. certify that:

1.	This quarterly report on Form 10-QSB of Pure Nickel Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Pure Nickel Inc.

Date: April 16, 2007

/s/ J. Jay Jaski

J. Jay Jaski, Chairman and Chief Executive Officer